Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Deirdre Sena	Cynthia Hiponia
Symantec Corp.	Symantec Corp.
(310) 922-6956	(650) 527-8020
Deirdre_Sena@symantec.com	Cynthia_Hiponia@symantec.com

Symantec Delivers Better-Than-Expected Fiscal First Quarter 2020 Results
Broad-based performance with growth in revenue and profit for both Enterprise and Consumer segments
Announces Enterprise Security asset sale agreement with Broadcom for $10.7 billion in cash
MOUNTAIN VIEW, Calif. – August 8, 2019 – Symantec Corp. (NASDAQ: SYMC), the world’s leading cyber security company, today reported results for its first quarter fiscal year 2020 ended July 5, 2019. The company’s first quarter of fiscal year 2020 consists of a 14 week period, compared to the first quarter of fiscal year 2019, which consisted of a 13 week period.
First Quarter Fiscal Year 2020 Financial Highlights:
●	GAAP revenue was $1.247 billion, up 8% YoY and non-GAAP revenue was $1.251 billion, up 7% YoY
●	GAAP operating margin of 13%, up 13 ppt YoY and non-GAAP operating margin of 30%, up 2 ppt YoY
●	GAAP diluted EPS was $0.04, up $0.14 YoY and non-GAAP diluted EPS was $0.43, up $0.08 YoY or 23% YoY
●	Cash flow from operating activities of $325 million

“We are pleased with our performance in the first quarter, achieving revenue above guidance in both Enterprise Security and Consumer Cyber Safety,” said Rick Hill, Symantec Interim President and CEO. “The performance of our management and employees has been outstanding this quarter. In addition to delivering this operational performance, our management team worked around the clock to execute a definitive purchase agreement for the sale of our Enterprise Security assets to Broadcom. I could not be prouder or more thankful to each and every one of them. The Enterprise Security assets, which include the Symantec name, will become part of the Broadcom Software platform, and will ensure continued cyber-security protection for our worldwide customers for whom our Enterprise employees so tirelessly work. It is a validation of our Integrated Cyber Defense strategy, the strength of the Symantec Brand in Enterprise and the quality of the products that make the world a safer place. This transaction enables us to unlock the value of Enterprise Security for our shareholders, return capital to our shareholders, and position our industry recognized franchise in Consumer Cyber Safety, Norton LifeLock, for growth in Home and Small Business.”

“We are also pleased to announce the Board of Directors approved an increase of $1.1 billion to our existing remaining share repurchase authorization, bringing the total available to $1.6 billion,” continued Mr. Hill. “These incremental share repurchases will be executed opportunistically over time, after the close of the transaction, and when funds are received and repatriated to allow for their use in the buyback, while maintaining our current debt levels.”

“We delivered better-than-expected results for the first quarter and are executing on our stated goal to increase productivity and reduce complexity in how we manage the business,” said Vincent Pilette, Executive Vice President and CFO. “During the first quarter of fiscal year 2020, we also identified structural savings and management efficiencies that needed to be implemented to achieve productivity gains across the company. In addition to the sale of the Enterprise Security assets, simultaneously, but entirely separately, we are implementing the fiscal year 2020 company-wide restructuring plan signaled during our last earnings conference call.”
Fiscal Year 2020 Restructuring Plan
Today, Symantec announced a fiscal year 2020 restructuring plan to improve productivity and reduce complexity in the way it manages the business. The Company expects to reduce net global headcount by approximately 7%. The Company also plans to downsize, vacate or close certain facilities and data centers in connection with the restructuring plan. The Company estimates that it will incur total costs in connection with the restructuring of approximately $100 million, with approximately $75 million for severance and termination benefits and $25 million for site closures. These actions are expected to be completed in fiscal 2020.

Second Quarter Fiscal Year 2020 Guidance
Our second quarter guidance includes the Enterprise segment, as we do not expect the sale of our Enterprise Security Assets to Broadcom to close until after the second quarter.
Second Quarter Fiscal 2020	GAAP	Non-GAAP
Revenue	$1.153B - $1.203B	$1.155B - $1.205B
Operating Margin	10% - 12%	31% - 33%
EPS (Diluted)	$0.08 - $0.12	$0.40 - $0.44

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on September 18, 2019, to all shareholders of record as of the close of business on August 26, 2019.
To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below.

In a separate press release, Symantec announced a definitive agreement to sell its Enterprise Security assets to Broadcom for $10.7 billion in cash. The transaction is expected to close before the end of calendar year 2019.
For additional details regarding Symantec’s results and outlook, please see the IR Earnings Deck and the Supplemental Information on the investor relations page of our website at: http://www.symantec.com/invest.
Conference Call
Symantec had previously scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its first quarter fiscal year 2020 ended July 5, 2019 and to review guidance. In light of the sale of the Company’s Enterprise Security assets to Broadcom announced today, management will discuss the details of the transaction and its first quarter fiscal year 2020 results on a conference call now scheduled for today, August 8, 2019, at 5:45 p.m. ET / 2:45 p.m. PT. Interested parties may access the conference call through Symantec’s Investor Relations website at http://investor.symantec.com/investor-relations/events-calendar/. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 8350238.
A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.
About Symantec
Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.
NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “plan” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements relating to the fiscal year 2020 restructuring plan and the costs and timing of the restructuring plan; the information contained under the caption “Second Quarter Fiscal Year 2020 Guidance”; the statement relating to the proposed transaction to sell the Enterprise Security assets to Broadcom and the expected timing to close that transaction; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. To the extent a forward-looking statement contained in this release speaks as of a period covered by prior guidance, the information in this release is intended to supersede it. Investors should not rely on any prior guidance provided by the company, including for full year fiscal year 2020. Furthermore, investors should not rely on any prior guidance for the fiscal year 2020.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: any of the conditions to the completion of the proposed transaction for the sale of the Enterprise Security assets to Broadcom; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement for the sale of the Enterprise Security assets to Broadcom; the effect of the sale of the Enterprise Security assets on Symantec’s retained businesses and products; retention of existing executive leadership team members; difficulties in improving sales execution and product development during leadership transitions; difficulties in executing a new operating model for the consumer cyber safety business; difficulties in reducing run rate expenses and eliminating underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

USE OF NON-GAAP FINANCIAL INFORMATION: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. Additionally, we provide the non-GAAP metric of reported billings. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including the IR Earnings Deck and Supplemental Information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	July 5, 2019	March 29, 2019 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,532	$1,791
Short-term investments	162	252
Accounts receivable, net	438	708
Other current assets	429	435
Total current assets	2,561	3,186
Property and equipment, net	784	790
Operating lease assets	183	—
Intangible assets, net	2,137	2,250
Goodwill	8,449	8,450
Other long-term assets	1,255	1,262
Total assets	$15,369	$15,938
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135	$165
Accrued compensation and benefits	198	257
Current portion of long-term debt	494	491
Contract liabilities	2,211	2,320
Current operating lease liabilities	45	—
Other current liabilities	525	533
Total current liabilities	3,608	3,766
Long-term debt	3,964	3,961
Long-term contract liabilities	688	736
Deferred income tax liabilities	548	577
Long-term income taxes payable	1,078	1,076
Long-term operating lease liabilities	163	—
Other long-term liabilities	70	84
Total liabilities	10,119	10,200
Total stockholders’ equity	5,250	5,738
Total liabilities and stockholders’ equity	$15,369	$15,938

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

	Three Months Ended
	July 5, 2019	June 29, 2018
Net revenues	$1,247	$1,156
Cost of revenues	272	249
Gross profit	975	907
Operating expenses:
Sales and marketing	393	386
Research and development	241	237
General and administrative	108	133
Amortization of intangible assets	51	53
Restructuring, transition and other costs	25	96
Total operating expenses	818	905
Operating income	157	2
Interest expense	(49)	(52)
Other expense, net	—	(19)
Income (loss) from continuing operations before income taxes	108	(69)
Income tax expense (benefit)	82	(4)
Income (loss) from continuing operations	26	(65)
Income from discontinued operations	—	5
Net income (loss)	$26	$(60)

Income (loss) per share - basic:
Continuing operations	$0.04	$(0.10)
Discontinued operations	$—	$0.01
Net income (loss) per share - basic (1)	$0.04	$(0.10)

Income (loss) per share - diluted:
Continuing operations	$0.04	$(0.10)
Discontinued operations	$—	$0.01
Net income (loss) per share - diluted (1)	$0.04	$(0.10)

Weighted-average shares outstanding:
Basic	619	624
Diluted	642	624

(1) Net income (loss) per share may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended
	July 5, 2019	June 29, 2018
OPERATING ACTIVITIES:
Net income (loss)	$26	$(60)
Income from discontinued operations	—	(5)
Adjustments:
Amortization and depreciation	158	152
Impairments of long-lived assets	3	4
Stock-based compensation expense	80	113
Deferred income taxes	(30)	(42)
Loss from equity interest	11	26
Other	13	(47)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	270	321
Accounts payable	(21)	19
Accrued compensation and benefits	(46)	(77)
Contract liabilities	(161)	(106)
Income taxes payable	72	(1)
Other assets	5	(5)
Other liabilities	(55)	39
Net cash provided by operating activities	325	331
INVESTING ACTIVITIES:
Purchases of property and equipment	(49)	(44)
Payments for acquisitions, net of cash acquired	—	(5)
Proceeds from maturities and sales of short-term investments	92	64
Other	(5)	(5)
Net cash provided by investing activities	38	10
FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock incentive plans	37	4
Tax payments related to restricted stock units	(52)	(42)
Dividends and dividend equivalents paid	(51)	(60)
Repurchases of common stock	(559)	—
Net cash used in financing activities	(625)	(98)
Effect of exchange rate fluctuations on cash and cash equivalents	3	(16)
Change in cash and cash equivalents	(259)	227
Beginning cash and cash equivalents	1,791	1,774
Ending cash and cash equivalents	$1,532	$2,001

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

	Three Months Ended
	July 5, 2019	June 29, 2018
Net revenues	$1,247	$1,156
Contract liabilities fair value adjustment	4	9
Net revenues (Non-GAAP)	$1,251	$1,165

Operating income	$157	$2
Contract liabilities fair value adjustment	4	9
Stock-based compensation	80	113
Amortization of intangible assets	112	111
Restructuring, transition and other costs	25	96
Other	1	(3)
Operating income (Non-GAAP)	$379	$328

Operating margin	13%	0%
Operating margin (Non-GAAP)	30%	28%

Net income (loss)	$26	$(60)
Adjustments to income (loss) from continuing operations:
Contract liabilities fair value adjustment	4	9
Stock-based compensation	80	113
Amortization of intangible assets	112	111
Restructuring, transition and other costs	25	96
Other	1	(3)
Non-cash interest expense	6	6
Loss from equity interest	11	26
Total adjustments to GAAP income (loss) before provision for income taxes	239	358
Income tax effect of non-GAAP adjustments	(49)	(61)
Significant tax matters (2)	62	—
Total adjustment to GAAP provision for income taxes	13	(61)
Total adjustment to continuing operations	252	297
Total adjustment from discontinued operations	—	(5)
Net income (Non-GAAP)	$278	$232

Diluted net income (loss) per share	$0.04	$(0.10)
Adjustments to diluted net income per share:
Contract liabilities fair value adjustment	0.01	0.01
Stock-based compensation	0.12	0.18
Amortization of intangible assets	0.17	0.18
Restructuring, transition and other costs	0.04	0.15
Other	—	—
Non-cash interest expense	0.01	0.01
Loss from equity interest	0.02	0.04
Total adjustment to GAAP income (loss) before provision for income taxes	0.37	0.57
Income tax effect of non-GAAP adjustments	(0.08)	(0.10)
Significant tax matters (2)	0.10	—
Total adjustment to GAAP provision for income taxes	0.02	(0.10)
Total adjustment to continuing operations	0.39	0.48
Adjustment for discontinued operations	—	(0.01)
Incremental dilution effect	—	(0.02)
Diluted net income per share (Non-GAAP) (3)	$0.43	$0.35

Diluted weighted-average shares outstanding	642	624
Incremental dilution	—	47
Diluted weighted-average shares outstanding (Non-GAAP) (4)	642	671

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) During Q1FY20, we recorded charges to account for uncertain tax positions related to the Ninth Circuit's recent holding in Altera Corp. v. Commissioner. See Appendix A for additional information.
(3) Net income per share amounts may not add due to rounding.
(4) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue to Non-GAAP Reported Billings (1)
(In millions, unaudited)

	Three Months Ended
	July 5, 2019	June 29, 2018
Total Company Reported Billings (Non-GAAP)
Total revenue	$1,247	$1,156
Add: Contract liabilities (end of period)	2,899	2,767
Less: Contract liabilities (beginning of period)	(3,056)	(3,103)
Contract liabilities adjustment due to adoption of the new revenue recognition standard (2)	—	169
Other contract liabilities adjustments	—	7
Reported billings (Non-GAAP)	$1,090	$996

Enterprise Security Reported Billings (Non-GAAP)
Total revenue	$611	$556
Add: Contract liabilities (end of period)	1,888	1,714
Less: Contract liabilities (beginning of period)	(2,002)	(2,010)
Contract liabilities adjustment due to adoption of the new revenue recognition standard (2)	—	186
Other contract liabilities adjustments	—	7
Reported billings (Non-GAAP)	$497	$453

Consumer Cyber Safety Reported Billings (Non-GAAP)
Total revenue	$636	$600
Add: Contract liabilities (end of period)	1,011	1,053
Less: Contract liabilities (beginning of period)	(1,054)	(1,093)
Contract liabilities adjustment due to adoption of the new revenue recognition standard (2)	—	(17)
Reported billings (Non-GAAP)	$593	$543

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19 which required an adjustment to the opening Q1FY19 contract liabilities balance. This accounting adjustment is excluded from our reported billings calculation.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Income and EPS (1) (2)
(In millions, except per share data, unaudited)

Second Quarter Fiscal Year 2020

Revenue Guidance
GAAP revenue range	$1,153	—	$1,203
Adjustment:
Contract liabilities fair value adjustment		$2
Non-GAAP revenue range	$1,155	—	$1,205

Operating Margin Guidance and Reconciliation
GAAP operating margin	10%	—	12%
Adjustments:
Contract liabilities fair value adjustment		0%
Stock-based compensation		6%
Amortization of intangible assets	10%	—	9%
Restructuring, transition and other costs		5%
Non-GAAP operating margin	31%	—	33%

Earnings Per Share Guidance and Reconciliation
GAAP diluted income per share range (3)	$0.08	—	$0.12
Adjustments:
Contract liabilities fair value adjustment		$0.00
Stock-based compensation		$0.11
Amortization of intangible assets		$0.17
Restructuring, transition and other costs		$0.10
Non-cash interest expense		$0.01
Income tax effects and adjustments		($0.07)
Non-GAAP diluted earnings per share range (3)	$0.40	—	$0.44

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Amounts may not add due to rounding.
(3) GAAP income per share, adjustments per share and non-GAAP income per share are calculated using diluted share count of 648 million for Q2 FY20.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include facilities and other exit and disposal costs, including asset write-offs. Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes.  In addition, transition costs include expenses associated with our divestitures. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain on divestitures:  We periodically recognize gains on divestitures. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.

Income tax effects and adjustments:  During the first quarter of fiscal 2020, we adopted a projected long-term non-GAAP tax rate of 20.0% in order to provide better consistency across the interim financial reporting periods by eliminating the income tax effects of the non-GAAP adjustment to our operating results described above, as well as significant discrete items. Our long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition or divestiture activity, or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.  We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. On June 7, 2019, a three-judge panel from the Ninth Circuit Court of Appeals issued an opinion in Altera Corp. v. Commissioner which reversed a United States Tax Court decision regarding the treatment of share-based compensation expense in a cost sharing arrangement. As a result, we recorded a cumulative income tax expense of $62 million in the first quarter of fiscal 2020, which has been excluded from our non-GAAP tax provision. For fiscal 2019, as a result of U.S. tax reform, we used a non-GAAP tax rate that excluded (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above.

Discontinued operations:  In January 2016, we completed the sale of assets related to our Veritas operations. The results of Veritas operations are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Reported billings:  We define reported billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes contract liabilities acquired or divested during the period as well as the change in contract liabilities related to discontinued operations that does not amortize to revenue from continuing operations. We consider reported billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of reported billings versus revenue calculated in accordance with GAAP. First, reported billings include amounts that have not yet been recognized as revenue. Second, our calculation of reported billings may be different from other companies in our industry, some of which may not use reported billings, may calculate reported billings differently, may have different reported billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of reported billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating reported billings together with revenue calculated in accordance with GAAP.